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                                                                    EXHIBIT 4.14

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                         INTERNATIONAL WIRE GROUP, INC.

                    INTERNATIONAL WIRE ROME OPERATIONS, INC.

                           THE SUBSIDIARY GUARANTORS

                                       AND

                  IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE

                                   ----------

                          FOURTH SUPPLEMENTAL INDENTURE

                            DATED AS OF APRIL 7, 1998

                                       TO

                                    INDENTURE

                            DATED AS OF JUNE 12, 1995

                                      AMONG

                   INTERNATIONAL WIRE GROUP, INC., AS ISSUER,

                           THE SUBSIDIARY GUARANTORS

                                       AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE

                                   ----------

                                  $150,000,000

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2005


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                  FOURTH SUPPLEMENTAL INDENTURE, dated as of April 7, 1998,
among INTERNATIONAL WIRE GROUP, INC., a Delaware corporation (the "Company"), INTERNATIONAL WIRE ROME OPERATIONS, INC., a Delaware corporation ("IW Rome"), and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee (the "Trustee").

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 12, 1995, as supplemented by that certain First Supplemental Indenture, dated as of March 5, 1996, as further supplemented by that certain Second Supplemental Indenture, dated as of December 20, 1996, and as further supplemented by that certain Third Supplemental Indenture, dated as of February 12, 1997 (as supplemented, the "Indenture"), providing for the issuance of $150,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2005 (the "Securities");

                  WHEREAS, the Company and IW Rome desire by this Fourth Supplemental Indenture, pursuant to and as contemplated by Article XI of the Indenture, that IW Rome become a Subsidiary Guarantor (as defined in the Indenture) under the Indenture;

                  WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and IW Rome; and

                  WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the Securities, as follows:

                                    ARTICLE I

                ASSUMPTION OF OBLIGATIONS AS SUBSIDIARY GUARANTOR

                  Section 1.1. Assumption. IW Rome hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Subsidiary Guarantor in the Indenture as of the date of this Fourth Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a



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Subsidiary Guarantor in each Security outstanding on the date of this Fourth
Supplemental Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  Section 2.1. Terms Defined. For all purposes of this Fourth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fourth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                  Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

                  Section 2.3. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  Section 2.4. Successors. All agreements of the Company and IW Rome in this Fourth Supplemental Indenture and the Securities shall bind each of their successors. All agreements of the Trustee in this Fourth Supplemental Indenture and in the Indenture shall bind its successors.

                  Section 2.5. Multiple Counterparts. The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

                  Section 2.6. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the




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Company, or for or with respect to (i) the validity or sufficiency of this
Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise,
(iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                  Section 2.7. Indemnification. The indemnification provisions of Section 7.7 of the Indenture shall include any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Trustee in connection with the execution and delivery of this Fourth Supplemental Indenture and the performance of its duties hereunder.




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                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.



                                               INTERNATIONAL WIRE GROUP, INC.



                                               By: /s/ DAVID M. SINDELAR
                                                  -----------------------------
                                                  David M. Sindelar
                                                  Senior Vice President



                                               INTERNATIONAL WIRE ROME
                                               OPERATIONS, INC.



                                               By: /s/ DAVID J. WEBSTER
                                                  -----------------------------
                                                  David J. Webster
                                                  Vice President and Assistant
                                                  Secretary



                                               IBJ SCHRODER BANK & TRUST COMPANY



                                               By: /s/ STEPHEN J. GIURLANDO
                                                  -----------------------------
                                               Name: Stephen J. Giurlando
                                                    ---------------------------
                                               Title: Assistant Vice President
                                                     --------------------------




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